EX-99.B10

                        [MORRISON & FOERSTER LETTERHEAD]


                                November 13, 1998



Nations LifeGoal Funds, Inc.
111 Center Street
Little Rock, AR  72201

      Re:   Shares of Common Stock of
            Nations LifeGoal Funds, Inc.

Ladies and Gentlemen:

      We refer to Post-Effective Amendment No. 6 and Amendment No. 7 to the Registration Statement on Form N-1A (SEC File Nos. 333-09703; 811-07745) (the "Registration Statement") of Nations LifeGoal Funds, Inc., a Maryland corporation (the "Company"), relating to the registration of an indefinite number of Shares of Common Stock of the Company's three portfolios; namely, LifeGoal Growth Portfolio, LifeGoal Balanced Growth Portfolio and LifeGoal Income and Growth Portfolio (collectively, the "Shares").

      We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

      We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also verified with the Company's transfer agent the maximum number of Shares issued by the Company during the fiscal period ended March 31, 1998. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

      Based upon and subject to the foregoing, we are of the opinion that:

      The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Company's dividend reinvestment plan in accordance with the

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Nations LifeGoal Funds, Inc.
November 13, 1998
Page Two

description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

      We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

      In addition, we hereby consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information and the description of advice rendered by our Firm under the heading "How The LifeGoal Portfolios Are Managed Other Service Providers" in the Prospectuses, which are included as part of the Registration Statement.

                                Very truly yours,

                                 /s/ Morrison & Foerster LLP

                                 MORRISON & FOERSTER LLP